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                                                                    EXHIBIT 99.1


[QLT INC. LOGO]          887 Great Northern Way               t 604.707.7000
                         Vancouver, BC Canada V5T 4T5         f 604.707.7001
                                                              www.qltinc.com


news release


                 QLT ANNOUNCES DISCOUNT TO PHYSICIAN CUSTOMERS
             IN RESPONSE TO THE REDUCTION IN MEDICARE REIMBURSEMENT
                                 FOR VISUDYNE(R)


FOR IMMEDIATE RELEASE                                           JANUARY 19, 2004

Vancouver, Canada--QLT Inc. (NASDAQ: QLTI; TSX: QLT) announced today a temporary discount to physician customers that will allow the purchase of Visudyne(R) at a reduced cost of $1,295, down from the current price of $1,350. This decision was made in response to the reduction in reimbursement for Visudyne by Medicare on January 1, 2004, as part of the Medicare Prescription Drug, Improvement, and Modernization Act of 2003.

The Medicare Prescription Drug, Improvement, and Modernization Act of 2003 changed the rate of reimbursement for drugs that are covered by Medicare Part B. In general, the law specifies that the 2004 reimbursement for Medicare Part B drugs, which are not paid on a cost or prospective payment basis, will be 85% of the April 1, 2003 average wholesale price (AWP). In the case of Visudyne, the April 1, 2003 AWP was $1,535, thus the current Medicare allowable reimbursement rate is $1,304.75.

On December 31, 2003, the QLT/Novartis alliance filed a letter with the Centers for Medicare and Medicaid Services (CMS) requesting an exception to the Medicare Prescription Drug, Improvement, and Modernization Act of 2003 for Visudyne. By making CMS aware of the fact that physicians administering this sight-saving therapy are not just inadequately reimbursed, but actually financially disadvantaged, it is the hope of QLT and Novartis that CMS will make an appropriate adjustment to the 2004 reimbursement rate for Visudyne. We expect to hear from CMS on April 1, 2004 with their allowable price calculation response.


QLT will issue a press release on January 22, 2004, to coincide with Novartis' earnings release announcing Visudyne sales for 2003. In addition, QLT will announce results for the fourth quarter and full year 2003 and provide guidance for 2004 in a press release on February 11, 2004.

ABOUT VISUDYNE

Visudyne therapy was approved in the U.S. in April 2000, and in Europe in July 2000, for the treatment of predominantly classic subfoveal choroidal neovascularization (CNV) due to age-related macular degeneration (AMD), the leading cause of severe vision loss in patients over 50. The treatment has now been approved in more than 70 countries with extended approvals in over 50 countries. QLT's revenue from Visudyne sales consists of 50% of the Visudyne profits of the Visudyne alliance with the Ophthalmics Business Unit of Novartis Pharma AG, and reimbursement for manufacturing and other costs.


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QLT Inc. is a global pharmaceutical company specializing in the discovery, development and commercialization of innovative therapies to treat cancer, eye diseases and niche areas for which treatments can be marketed by a specialty sales force. Combining expertise in ophthalmology, oncology and photodynamic therapy, QLT has commercialized two products to date, including Visudyne therapy, which is the most successfully launched ophthalmology product ever. For more information, visit our web site at www.qltinc.com



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QLT Inc.:
Therese Hayes / Tamara Hicks
Telephone: 604-707-7000 or 1-800-663-5486
Fax: 604-707-7001

Visudyne(R) is a registered trademark of Novartis AG

QLT Inc. is listed on The Nasdaq Stock Market under the trading symbol "QLTI" and on The Toronto Stock Exchange under the trading symbol "QLT."

Certain statements in this press release constitute "forward-looking statements" of QLT within the meaning of the Private Securities Litigation Reform Act of 1995, which involve known and unknown risks, uncertainties and other factors that may cause our actual results to be materially different from any future results, performance or achievements expressed or implied by such statements. Forward-looking statements include, but are not limited to, those which use terminology such as: "will," "it is the hope...that," "we expect to," and those with respect to the potential outcome of our request to the CMS for an adjustment to the reimbursement rate for Visudyne. These statements are only predictions and actual events or results may differ materially. There are a number of factors that could cause such actual events or results expressed or implied by such forward-looking statements to differ materially from any future results expressed or implied by such statements include, which factors include but are not limited to those factors described in detail in QLT's Annual Information Form on Form 10-K, quarterly reports on Form 10-Q and other filings with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities. Forward-looking statements are based on our current expectations and QLT assumes no obligation to update such information to reflect later events or developments except as required by law.


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